Exhibit 99.2

Ooma, Inc. Announces Pricing of Secondary Offering by Certain Stockholders

Palo Alto, California – March 10, 2017 - Ooma, Inc. (NYSE: OOMA) (the “Company”), a smart communications platform for small businesses and consumers, today announced the pricing of an underwritten secondary offering (the “Offering”) of 2,861,290 shares of its common stock offered by certain of its stockholders (the “Selling Stockholders”), consisting of entities affiliated with Worldview Technology Partners, at a price to the public of $8.85 per share. In addition, the underwriters have a 30-day option to purchase up to an additional 429,193 shares of the Company’s common stock from the Selling Stockholders. The Offering is expected to close on March 15, 2017, subject to customary closing conditions.

The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders.

Credit Suisse Securities (USA) LLC and JMP Securities LLC are acting as joint book-runners for the Offering. Wunderlich Securities, LLC is acting as co-manager for the Offering.

The Offering is made pursuant to an effective shelf registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 16, 2016 and declared effective on December 27, 2016. Before you invest, you should read the prospectus, the registration statement and the documents incorporated by reference in that registration statement, as well as the prospectus supplement relating to this Offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus relating to this Offering may be obtained from: Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, by calling (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com; or JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, by calling (415) 835-8985, or by email at syndicate@jmpsecurities.com.

This press release shall neither constitute an offer to sell nor a solicitation of an offer to buy. In addition, there shall not be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The securities being offered have neither been approved or disapproved by any regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the registration statement, the prospectus contained therein or the prospectus supplement.

About Ooma, Inc.

Founded in 2004, Ooma creates new communications experiences for small businesses and consumers. Its smart platform serves as a communications hub, which offers cloud-based telephony, internet security, home monitoring and other connected services. Ooma combines PureVoice HD call quality and innovative features with mobile applications for reliable anytime, anywhere calling. The company has been ranked the No. 1 home phone service for overall satisfaction and value for five consecutive years by the leading consumer research publication. Ooma is also partnering with connected device makers to create smarter offices and homes. Ooma is available from leading retailers including Amazon, Best Buy, Costco and Walmart.

Ooma, Ooma Telo, Ooma Office, PureVoice and the Ooma logo are trademarks of Ooma, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although we believe any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in our preliminary prospectus supplement for the Offering, our Form 10-K for the year ended January 31, 2016 filed with the SEC on April 13, 2016 and our Form 10-Q for the quarter ended October 31, 2016 filed with the SEC on December 9, 2016 and other SEC filings, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Media Contacts:

Brian Jaquet / Ooma

brian.jaquet@ooma.com

(650) 300-2125

Vanessa Piccinini / Access Emanate Communications

AECTeamOoma@access-emanate.com

(415) 844-6252